Exhibit 23.1

Collins Barrow Toronto LLP Collins Barrow Place 11 King Street West Suite 700, Box 27 Toronto, Ontario M5H 4C7 Canada T. 416.480.0160 F. 416.480.2646 www.collinsbarrow.com

Consent of Independent Registered Public Accounting Firm
The Board of Directors of Nutritional High International Inc.

We consent to the inclusion of the following in the Form F-1 registration statement of Nutritional High International Inc., dated April 12, 2016, filed with the United States Securities and Exchange Commission:
•	Our Independent Auditors' Report dated March 11, 2016, on the consolidated financial statements of Nutritional High International Inc., which comprise the consolidated statements of financial position as at July 31, 2015 and 2014 and the consolidated statements of loss and comprehensive loss, changes in shareholders' equity and cash flows for the year ended July 31, 2015 and the period from incorporation, April 17, 2014 to July 31, 2014.

•	We also consent to the use of our name and the reference to us in the "Experts" section of the Registration Statement.

Licensed Public Accountants
Chartered Professional Accountants
April 12, 2016
Toronto, Canada